Exhibit 99.1

Atlantic Power Corporation Announces Three-Year Extension of Corporate Revolver

and Provides Corporate Update

DEDHAM, MASSACHUSETTS – March 18, 2020 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced that on March 18, 2020, it executed an amendment to its senior secured revolving credit facility (“Revolver”). The amendment provides for an extension of the Revolver maturity date to April 2025, to coincide with the maturity date of the senior secured term loan (“Term Loan”). Both the Revolver and the Term Loan are at the Company’s APLP Holdings Limited Partnership (“APLP Holdings”) subsidiary. At February 29, 2020, the Company had no borrowings under the Revolver but was utilizing $78.2 million for letters of credit.

In conjunction with the extension, the Revolver capacity was reduced to $180 million from $200 million previously. The amendment allows an upsizing of the Revolver capacity by up to $30 million, to a maximum aggregate amount of $210 million, subject to approval of the two letter of credit issuer banks and increased commitments by existing or new lenders. Such an upsizing would not require a further amendment. There were no other significant changes to the terms of the Revolver.

As previously disclosed in the Company’s February 3, 2020 press release, the pricing of the Term Loan and Revolver was reduced to 250 basis points over LIBOR effective January 31, 2020.

“We are pleased to have extended our Revolver maturity by three years to coincide with the recent extension of our Term Loan maturity date. The Revolver extension, together with our cash position, provides us with strong liquidity through April 2025,” said Terrence Ronan, Executive Vice President and Chief Financial Officer of Atlantic Power. “To date the primary use of the Revolver has been to support letters of credit, the need for which will be reduced following the sale of our Manchief plant in 2022. The balance of the Revolver is available for other purposes such as asset acquisitions.”

“Today job one is to ensure the safety and health of our employees while continuing to generate electric power for our customers. Our people and our plants are performing terrifically in these tough times,” said James J. Moore, Jr., President and Chief Executive Officer of Atlantic Power. “On the financial front, the actions that we have taken over the past several years to reduce costs and repay debt enable Atlantic Power to withstand difficult environments, in the power markets or more broadly. The extension of our Revolver to match the recent extension of our Term Loan maturity is a good outcome for us.”

Mr. Moore continued, “We have highly contracted EBITDA and operating cash flow. More than 95% of our cumulative EBITDA and operating cash flow through 2024 is generated under Power Purchase Agreements (PPAs) with an average remaining term of approximately six years. These PPAs are predominantly with investment grade counterparties. We plan to continue allocating the majority of this strong cash flow to debt repayment, and expect to amortize the balance of our Term Loan by the April 2025 maturity. During this five-year period we expect to generate significant discretionary cash flow after debt repayment, as we noted on our fourth quarter 2019 conference call.”

“After years of rebuilding our financial strength, we are now well positioned for periods of market turmoil. We invested $45 million in the acquisition of biomass and hydro projects (and project interests) in 2018 and 2019. These acquisitions are producing strong returns in line with our expectations. We stand ready to do more acquisitions if and when values are compelling. We also have repurchased $6.7 million of common shares and Cdn$8.4 million (approximately US$6.0 million equivalent) of preferred shares under our normal course issuer bid this year to date.”

The Company expects to record fees associated with the extension of the Revolver as an expense in the first quarter of 2020.

About Atlantic Power

Atlantic Power is an independent power producer that owns power generation assets in eleven states in the United States and two provinces in Canada. The Company’s generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long-term PPAs that have expiration dates ranging from 2020 to 2043. The Company seeks to minimize its exposure to commodity prices through provisions in the contracts, fuel supply agreements and hedging arrangements. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). Approximately 75% of the projects in operation are 100% owned and directly operated and maintained by the Company. The Company has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project.

Atlantic Power’s shares trade on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of the Company’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under "Atlantic Power Corporation" or on the Company's website.

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Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, "forward-looking statements").

Certain statements in this news release may constitute "forward-looking statements", which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "project," "continue," "believe," "intend," "anticipate," "expect" or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•	The Company’s expectation that the Revolver extension together with its cash position will provide strong liquidity through April 2025;
•	the Company’s expectation that the need for letters of credit will be reduced following the sale of Manchief in 2022;
•	the Company’s view of the performance of its employees and its plants;
•	the Company’s view that it has the ability to withstand difficult environments, in the power markets or more broadly;
•	the Company’s view of its EBITDA and operating cash flow through 2024;
•	the Company’s plans for debt repayment and its expectation of being able to repay the balance of the Term Loan by maturity from operating cash flow;
•	the Company’s expectation that it will generate significant discretionary cash flow after debt repayment in the next five years;
•	the Company’s view of its financial strength and that it is well positioned for periods of market turmoil;
•	the Company’s view of returns generated by its biomass and hydro acquisitions, and its ability to undertake additional acquisitions if values are compelling; and
•	the Company’s expectation that it will record fees associated with the extension of the Revolver as an expense in the first quarter of 2020.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission (the “SEC”) from time to time for a detailed discussion of the risks and uncertainties affecting the Company. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

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